                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this Registration Statement of El Paso Natural Gas Company ("El Paso") on Form S-4 of our report dated March 12, 1998, on our audits of the consolidated financial statements and the financial statement schedule of El Paso as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, which report is included in El Paso's Annual Report on Form 10-K for the fiscal year ended December 31, 1997. We also consent to the reference to our firm under the heading "Experts" and "Summary Selected Financial Data of El Paso" in this Registration Statement.

/S/  COOPERS & LYBRAND L.L.P.

COOPERS & LYBRAND L.L.P.

HOUSTON, TEXAS
APRIL 9, 1998